FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                 CURRENT REPORT




                     Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 1, 1998


                          NUMED HOME HEALTH CARE, INC.
             (Exact name of Registrant as specified in its charter)


              Nevada                   1-12992                34-171164
      ----------------------         -------------         -----------------
   (State or other jurisdiction       (Commission          (I.R.S. Employer
         of incorporation)           File Number)       Identification Number)



    5770 Roosevelt Boulevard, Suite 700, Clearwater, Florida            33760
         ----------------------------------------------              ----------
            (Address of principal executive offices)                 (Zip Code)



       Registrant's telephone number, including area code: (727) 524-3227



                                       N/A
             ------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 4 - CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

On December 1, 1998, Registrant and Ernst & Young LLP, its auditors, ceased their relationship.

Registrant's certifying account, Ernst & Young LLP had no disagreements or reportable events during registrants two most recent fiscal years March 31, 1998 and March 31, 1997 through the date of termination on December 1, 1998.

Neither Ernst & Young report dated June 29, 1998 on Registrant's financial statements for the year ended March 31, 1998 nor its report dated June 20, 1997 for the year ended March 31, 1997 contained an adverse opinion or a disclaimer of opinion and neither report was qualified or modified as to uncertainty, audit scope or accounting principles.

The decision to cease relations with Ernst & Young and engage a new auditor was mutual due to distance and economics. The decision was approved by the Board of Directors and was based upon the fact that Ernst & Young was sending a team from Cleveland, originating from when NuMED maintained a financial office in Cleveland, Ohio. That NuMED office closed in 1997. NuMed Home Health Care, Inc. will seek auditors in the Tampa Bay Region.

ITEM 7 - FINANCIAL STATEMENT AND EXHIBITS

Letter of Ernst & Young LLP regarding change in certifying account.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NuMed Home Health Care, Inc.

Date:  December 3, 1998            By:  /s/ Susan J. Carmichael
                                        -----------------------
                                            Susan J. Carmichael
                                            Chief Executive Officer & President
                                            Officer